Exhibit 99.1

For Immediate Release

Donegal Insurance Group Names Two to Posts of Chief Operating Officer, SVP of Field Operations & National Accounts

MARIETTA, Pa, January 2, 2024 (GLOBE NEWSWIRE) – Donegal Insurance Group, which consists of Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB), announced today that Dan DeLamater has been named Executive Vice President and Chief Operating Officer, effective this month.

DeLamater fills the COO role most recently held by current President & Chief Executive Officer Kevin Burke, which had remained vacant since 2018. In this elevated role, DeLamater will oversee key divisions of the company, including Claims, Enterprise Analytics, Field Operations & National Accounts, Human Resources, Internal Audit & Risk, Investments, and Legal.

“As our organization continues to grow and we implement new products, systems, and processes to support our future state, it was time to fill the Chief Operating Officer role to support these initiatives,” Burke said. “Dan has done an exceptional job of overseeing Field Operations and National Accounts. His prior underwriting experience, matched with his knowledge of field operations and administration, makes him the ideal candidate for this important role. Dan and I share a common vision and success path for the Donegal organization, and I look forward to what we can achieve together as a team.”

A Georgia native and near-30-year insurance industry veteran with two decades under his belt at Donegal, DeLamater had served as Donegal’s Senior Vice President & Head of Field Operations since January 2022. Prior to that, he was the driving force behind Donegal’s national agency relationship efforts as the head of the National Accounts Team, formed in 2020. An experienced underwriter, underwriting manager, and marketing manager, DeLamater also serves as President of Southern Mutual (a member of Donegal Insurance Group).

“In 2024, our Donegal team has a unique opportunity to put our fingerprints on the transformation and success of the organization,” DeLamater said. “I am excited to continue working with our talented team members to execute on the opportunities in front of us. By ensuring that we capitalize on our many investments of time, talent and resources, Donegal will continue fulfilling our mission of providing peace of mind to our policyholders and being there when it matters most.”

Also announced today, Noland Deas will succeed DeLamater as Senior Vice President of Field Operations & National Accounts. With three decades of industry experience, including 18 years at Donegal, Deas has overseen operations as Regional Vice President of the Virginia/North Carolina region since January 2020, before assuming leadership of the entire Southeast Region as Senior Regional Vice President in May of 2022.

Based in Donegal’s Glen Allen office near Richmond, Va., Deas has worked on both the agency and company sides of the business, having held roles in sales, agency management, underwriting and marketing, in addition to regional leadership.

“This is yet another leadership role that we are able to fill with a highly qualified internal candidate who understands Donegal, our independent agency relationships, and our colleagues across the country,” DeLamater said. “Noland Deas brings a unique skill set to this role, and I’m confident that he’s the right person to lead our marketing efforts, both internally and with our valued agents.”

About the Company

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries and affiliates offer commercial and personal property and casualty lines of insurance in 23 Mid-Atlantic, Midwestern, New England, Southern and Southwestern states. Donegal Mutual Insurance Company and its insurance subsidiaries conduct business together with the insurance subsidiaries of Donegal Group Inc. as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. The Company is focused on several primary strategies, including achieving sustained excellent financial performance, strategically modernizing its operations and processes to transform its business, capitalizing on opportunities to grow profitably and delivering a superior experience to its agents and customers.

For Further Information:

Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

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